                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (this "Agreement") made as of the 17th day of March, 2000 by and between Peter P. Sach (hereinafter referred to as "Employee") and DUALSTAR COMMUNICATIONS, INC., a Delaware corporation having an office for the conduct of business at One Park Avenue, New York, New York 10016 (hereinafter referred to as the "Company").

     1. Employment. The Company hereby employs Employee and Employee agrees to work for the Company with the title specified on Schedule A below during the Term (as defined below) of and upon the terms and conditions set forth in this Agreement.

     2. Compensation/Benefits. (a) Base Salary. During the Term of this Agreement, the Company agrees to pay Employee the base annual salary specified on Schedule A below ("Base Salary"). Such Base Salary shall be reviewed no less frequently than annually during the term of this Agreement and may be increased, but not decreased, by the Company's board of directors in its sole and absolute discretion, after taking into consideration a variety of factors, including, without limitation, the performance of the Employee and the Company and the base salary (and raises) paid by comparable companies to senior officers having comparable responsibilities. The parties acknowledge that the Company is not required to increase Employee's salary, however, in the event that an increase is approved, such increase shall be no less than 5% of the then Base Salary, and in the event of any increase, the increased amount shall become the Base Salary. Such Base Salary shall be payable in accordance with the Company's normal business practices or in such other amounts and at such other times as the parties may mutually agree.

     (b) Bonuses. During each year of the Term of this Agreement, the Company agrees to submit for approval to the Board of Directors, in its sole and absolute discretion, an incentive payment plan ("IPP"), which shall establish performance targets for the Company and/or its business units, and bonus payments based upon the achievement of such performance targets. The Company agrees that the Employee shall participate in such IPP at a target bonus of 50% of Base Salary, based upon 100% achievement of the performance targets established in the IPP. The target bonus percentage shall be reviewed no less frequently than annually during the term of this Agreement and may be increased but not decreased by the Company's board of directors in its sole and absolute discretion. In establishing performance targets and target bonus percentages for the Employee, the Company will consider a variety of factors, including, without limitation, performance targets set for, and bonus payments paid to, senior officers having comparable responsibilities at comparable companies.

     (c) Benefits/Vacation. During the Term of this Agreement, the Company also shall provide Employee with such other benefits, including medical, disability, pension and severance plans, as are made generally available to executive employees of the Company from time to time. Employee shall be entitled to four weeks as vacation and such personal and sick benefit days during each year of the Term in accordance with standard Company policies.

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                                       2

     (d) Life Insurance. Subject to Employee's submitting to any required physical examinations, the Company shall purchase and maintain in effect a term insurance policy with a face amount of one times Employee's Base Salary or other greater amount as may be specified in the Company's executive benefit policies or plans on the life of Employee and shall permit Employee to designate the beneficiary thereof.

     (e) Stock Options. The Company shall recommend to the Compensation and Governance Committee of the DualStar Technologies Corporation Board of Directors to issue to Employee stock options (the "Options") to purchase up to 375,000 shares of the Company's common stock at an exercise price of $7.06 per share. The Options will be granted pursuant to the DualStar Technologies Corporation 1994 Stock Option Plan and shall vest as follows:

         (i) one-third of the Options will vest upon execution of this Agreement;

         (ii) two-thirds of the Options will vest ratably on a monthly basis on the last day of each of the 24 calendar months following the first anniversary of the date hereof.

All unvested Options shall vest in their entirety upon a Change of Control (defined below) of the Company. Employee acknowledges that DualStar is seeking approval to increase the number of shares available for grant under the 1994 Stock Option Plan from its stockholders, as soon as practicable but in no event later than the next annual meeting of stockholders of DualStar. To the extent that the DualStar stockholders do not approve the increase, DualStar will provide Employee with the economic benefits of the Options, on the same terms and conditions set forth herein.

     (f) Relocation Expenses. The Employee's primary office shall be located at One Park Avenue, New York, New York; provided, that the Employee's primary office may be relocated by the Company in connection with the anticipated relocation of the Company's headquarters to a location in the metropolitan New York area. Upon presentation of appropriate documentation and receipts, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred in relocating his primary residence from Colorado to the metropolitan New York area, up to a maximum of $75,000 in total (the "Relocation Allowance"). Prior to Employee's relocation, the Company agrees to provide Employee with a reasonable accommodations (i.e., provision of a furnished apartment and payment of reasonable utilities expenses) in the metropolitan New York area for up to one year from the date hereof. Within 60 days prior to the one-year anniversary hereof, the Company and Employee will re-evaluate Employee's relocation to the New York metropolitan area. To the extent Employee determines not to relocate at such time, despite the request of the Company to do so, the expenses incurred by the Company in providing reasonable accommodations to Employee in the metropolitan New York area from and after the one-year anniversary hereof shall be deducted from Relocation Allowance.

     3. Services. Employee agrees to devote substantially all of his working time, attention and energies to the business of the Company and its Affiliates under the general direction of the President and Chief Executive Officer and the Company's board of directors

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acting through its Chairman. Nothing herein shall be interpreted to preclude
Employee from participating as an officer or director of, or advisor to, any charitable or other tax exempt or civic organization.

     4. Term. The term of this Agreement (the "Term" or the "Term of this Agreement") shall commence on March 20, 2000 and shall continue through the Date of Termination, as hereinafter defined.

     5. Early Termination. (a) In General. The Employee's employment hereunder shall terminate and, other than the obligations listed in Paragraph 5(b), the Company's obligations hereunder shall cease, including the obligation to pay compensation for any period after the date of termination on the Date of Termination. The Date of Termination shall be (i) in the case of the death of the Employee, the date of death; (ii) in the case of a termination by Employee, the last date to be worked as specified in a written notice delivered by Employee to the Company, which shall be not less than two weeks following the date that such notice is given; (iii) in the case of a termination by the Company other than for Cause (as defined below), the date set forth in a written notice delivered by the Company to Employee, which date shall be not less than two weeks following upon written notice following the date that such notice is given; or (iv) in the case of a termination by the Company for Cause (as defined below), the date upon which written notice of such termination is delivered to Employee.

     "Cause" shall mean a finding by the Company's board of directors that the Employee has acted with willful misconduct or gross negligence in connection with the performance of his duties hereunder, which conduct has materially injured the Company, or has been convicted of, or entered a plea of nolo contendere to, a felony. Upon the Date of Termination, the Term of this Agreement shall expire. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause arising out of an act of willful misconduct or gross negligence without (a) no less than ten (10) days prior written notice to the Employee setting for the reasons for the Company's intention to terminate for Cause, (b) an opportunity for the Employee to be heard (together with comments of counsel) before the Board of Directors of the Company, and (c) delivery to the Employee of a notice of termination from the Board of Directors of the Company stating its opinion that the Employee has acted with willful misconduct or gross negligence and specifying the particulars thereof.

     (b) Payments Upon Termination. (i) Upon termination of this Agreement for any reason, Employee shall be entitled to all compensation and benefits earned but not yet paid up to and including the termination date, including Base Salary, pro rata bonus, if any, in the year of termination (payable in accordance with Company policy), and any other incentive compensation. Unless otherwise specified in this Agreement, unused vacation shall be treated in accordance with Company policy.

     (ii) In the event of Employee's (A) termination of employment or this Agreement by the Company other than for Cause, or (B) termination of employment by Employee for "Good Reason" (as defined below), in addition to the Company's obligations set forth in subparagraph (i) above, Employee shall be entitled to severance in an amount equal to one full years of Base Salary (the "Severance Amount"), all unvested Options then held by Employee shall

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                                       4

immediately vest and Employee shall retain all rights to the Options, but shall have a period of nine (9) months following the Date of Termination in which to exercise such Options, in accordance with the option agreement governing such options (the "Option Agreement"), and Employee shall continue to receive employee benefits for a period of twelve months following the Date of Termination and the Employee's eligible dependents will continue to participate in all of Company's health and welfare plans (or Company-provided equivalent benefits) in which such dependents participated prior to the Date of Termination, subject to the Employee continuing to make any required contributions for such participation. Following such 12-month period, Employee shall be entitled to all benefits ordinarily accorded terminated employees of the Company. The Company's obligation to make the foregoing employee benefits available to Employee and his eligible dependents shall cease upon Employee becoming eligible for comparable benefits from a subsequent employer. Effective upon the Date of Termination pursuant to clause (A) or (B) above, in consideration of the payment of the Severance Amount and as a condition to the payment thereof, Employee acknowledges that payment of the Severance Amount and the provision of the other benefits contemplated hereby shall constitute complete satisfaction of all obligations owed by the Company to the Employee and shall further constitute Employee's sole remedy against the Company.

     (iii) In the event of a termination by Employee other than for Good Reason, in addition to the Company's obligations set forth in subparagraph (i) above, Employee shall retain that portion of the Options which have vested prior to the Date of Termination, but shall have a period of ninety (90) days from the Date of Termination in which to exercise such Options. In the event of a termination by the Company for Cause, the provisions of Section 5(f) below shall govern.

     (iv) In the event of a termination of employment by reason of Employee's death or disability, in addition to the Company's obligations set forth in subparagraph (i) above, all unvested Options then held by Employee (or his estate, if applicable) shall immediately vest and Employee (or his estate) shall retain all rights to the Options, but shall have a period of eighteen (18) months from the Date of Termination in which to exercise such Options.

     (c) Method of Payment. The Company shall pay the Severance Amount in a lump sum not later than ten (10) days after the date the Company selects as Employee's last day of active employment (the "Effective Date"), provided, however, that at Employee's option, the Severance Amount shall be payable to Employee in the form of equal periodic payments ("Deferred Payment") according to the Company's regular payroll schedule or at any other intervals elected by Employee for a period commencing on the first regular payroll pay date beginning after the Effective Date (the "Deferred Payment Period"). In order to receive Deferred Payment during a Deferred Payment Period, Employee must elect such Deferred Payment in writing and specify the Deferred Payment Period, which may not exceed the number of months of Base Monthly Salary payable to Employee as the Severance Amount. In the event of Employee's death during the Deferred Payment Period, any unpaid Deferred Payment shall be paid in a lump sum to such beneficiary or beneficiaries designated by Employee in writing or, failing such designation, to Employee's spouse if Employee is married or to Employee's estate if Employee is unmarried. In no event shall Employee be required to mitigate his damages arising out of any termination of this Agreement by the Company or by Employee.

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                                       5

     (d) Good Reason. For purposes of this Agreement, Good Reason shall mean, with respect to Employee, (i) the assignment to Employee of any duties materially inconsistent with, or substantially reduced as compared to, those set forth in Section 1 or Schedule A, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by Employee; (ii) any reduction in Employee's Base Salary, opportunity to earn annual bonuses or other compensation or employee benefits, other than as a result of an isolated and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by Employee; (iii) the Company's requiring Employee to relocate his principal place of business to a place that is not within a 30-mile radius of New York City, New York, or (iv) any purported termination of this Agreement by the Company otherwise than as expressly permitted by this Agreement. The Company has advised Employee that DualStar Technologies Corporation, the parent corporation of the Company ("DST"), anticipates consummating a series of transactions (the "Restructuring"), the effect of which will be to divest DST of its mechanical and electrical lines of business. Following the consummation of such transactions, the telecommunications business conducted by the Company will be the primary business of the Company and DST. It is also anticipated that the Company, or its successor, will have at least one class of its securities registered under the Securities Exchange Act of 1934, as amended. Employee will be recommended to serve as the Executive Vice President and Chief Operating Officer of Company, or its successor. In addition to the foregoing, Good Reason shall also mean, with respect to Employee, the failure of Employee to be employed by the Company or its successor as Executive Vice President and Chief Operating Officer following the Restructuring.

     (e) Disability. If Employee shall become unable efficiently to perform the essential functions of his job, even with reasonable accommodation, as a result of a disability or illness, as such terms are defined by the Americans with Disabilities Act, she shall be entitled to his regular compensation until the total period of disability or illness (whether or not continuous and whether or not the same disability or illness) shall exceed 60 days during any calendar year in the Term hereunder. This Agreement may thereafter be terminated by the Company and, subject to the terms of paragraph (b) above, the Company's obligations hereunder shall cease, including the obligation to pay compensation for any period after the Date of Termination. Any amounts payable as compensation during the period of disability or illness, shall be reduced by any amounts paid during such period under any disability plan or similar insurance maintained by the Company for Employee's benefit.

     (f) Cause. Upon a termination for Cause, Employee shall receive Base Salary through the Date of Termination, and all other entitlement to benefits or bonuses shall cease immediately, and all stock options not yet fully vested and exercised shall be forfeited. Employee shall retain that portion of the Options that have vested prior to the Date of Termination for Cause, but shall have a period of 90 days from the Date of Termination in which to exercise such Options.

     (g) Change of Control. As used herein, For purposes hereof, a "Change of Control" of the Company shall be deemed to have occurred if, after the date hereof, (i) any person or two or more persons acting in concert, other than the Company, any employee benefit plan sponsored

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by the Company, Cerberus Capital Management, L.P., Blackacre Capital Management
LLC, Technology Investors Groups, LLC or any of their Affiliates, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "'34 Act") directly or indirectly of fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (calculated as provided in paragraph (d) of Rule 13d-3 under the '34 Act in the case of rights to acquire voting securities); or (ii) any person or two or more persons acting in concert, other than the Company, any employee benefit plan sponsored by the Company, Cerberus Capital Management, L.P., Blackacre Capital Management LLC, Technology Investors Group, LLC or any of their Affiliates, shall purchase shares of the Company pursuant to a tender offer or exchange offer to acquire any voting securities of the Company (or securities convertible into such voting securities) for cash, securities or any other consideration, provided that after the consummation of the offer, the person or persons in question has beneficial ownership directly or indirectly of fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (all as calculated under clause (i) above)); or (iii) the shareholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a merger of the Company in which holder of the Common Shares of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before), or pursuant to which Common Shares of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, other than a sale, lease, exchange or other transfer of all or substantially all assets of the Company to Cerberus Capital Management, L.P., Blackacre Capital Management, LLC, Technology Investors Group, LLC or any of their affiliates; or (iv) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the '34 Act, whether or not the Company is then subject to such reporting requirement; or (v) there shall have been a change in the composition of the Board of Directors of the Company at any time during any consecutive twenty-four (24) month period such that "continuing directors" cease for any reason to constitute at least a 70% majority of the Board. For purposes of this clause, "continuing directors" means those members of the Board who either were directors at the beginning of such twenty-four month period or were elected by or on the nomination or recommendation of at least a 70% majority of the then-existing "continuing directors." So long as there has not been a "change of control" within the meaning of clause (v), the Board of Directors may adopt by a 70% majority of the "continuing directors" a resolution to the effect that an event described in clauses (i) or (ii) shall not constitute a "change of control."

     6. Employer's Authority. Employee agrees to observe and comply with the rules and regulations of the Company as adopted by the Company's board of directors respecting the performance of his duties and to carry out and perform orders, directions and policies communicated to him from time to time, consistent with his position as Executive Vice President and Chief Operating Officer.

     7. Expenses. During the Term of this Agreement, the Company shall reimburse Employee for the reasonable business expenses incurred by Employee in the course of

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                                       7

performing him duties for the Company hereunder in accordance with the procedures then in place for such reimbursement. In addition, the Company shall reimburse Employee for reasonable fees and expenses incurred by him in connection with the negotiation of this Agreement.

     8. Automobile Allowance. During the Term of this Agreement, Employee shall be entitled to an automobile allowance as specified on Schedule A below, payable monthly in arrears.

     9. Non-Disclosure and Non-Competition. Employee has executed a Nondisclosure Agreement of the Company attached hereto as Exhibit 1. In addition, during the Term and for a further period of one year thereafter, Employee shall not participate, without the written consent of the Company, in the management or control of, or act as an employee or officer of, any business operation which engages in any activity which is primarily engaged in or competes significantly with the material telecommunications businesses conducted by the Company or any of its Affiliates (the "Companies"). Such covenant shall apply within all territories in which the Companies are actively engaged in business or are actively soliciting business. The parties agree that if any portion of this Paragraph 9 shall be deemed by any court or agency to be unreasonable and/or unenforceable, then it shall be modified to the extent necessary to make it enforceable by such court or agency.

     10. Survival. The last sentence of Paragraph 5(b)(ii), Paragraph 9 and Paragraph 15 of this Agreement shall survive termination of employment hereunder and of this Agreement.

     11. Execution, Delivery and Performance. To the best of Employee's knowledge, the execution, delivery and performance by Employee of this Agreement or any other agreement, instrument or document contemplated herein or hereby will not result in a breach of or conflict with any terms of any other agreement, instrument or document to which Employee is a party or by which Employee or his property is bound. No consent or approval of any person or entity, other than those that have been obtained by Employee, is required for Employee to execute, deliver and perform its obligations under this Agreement or any agreement, instrument or document contemplated herein or hereby.

     12. Notices. Any notice permitted or required hereunder shall be deemed sufficient when hand-delivered or mailed by certified mail, postage prepaid, and addressed if to the Company at the address indicated above and if to the Employee at the address indicated below (or to such other address as may be provided by written notice received at least five (5) business days prior to the hand delivery or mailing of any such notice).

     13. Miscellaneous. (a) This Agreement (i) constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements or understandings, (ii) may not be assigned by Employee without the prior written consent of the Company, and (iii) may be assigned by the Company to any Affiliate of the Company or to the successors or assigns of the Company, provided such successors or assigns carry on substantially the Company's telecommunications business as conducted at the time of assignment and shall be binding upon, and inure to the benefit of, any such Affiliate, successor or assign.

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                                       8

     (b) Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

     (c) As used herein, the term "Affiliate" shall mean any entity controlled by or under common control with another person.

     14. Amendment. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective.

     15. Specific Enforcement. The parties acknowledge that the Company would be irreparably damaged and there would be no adequate remedy at law for the Employee's breach of Paragraph 9 of this Agreement, and accordingly, the terms thereof shall be specifically enforced. Employee hereby consents to the entry of any temporary restraining order or preliminary injunction, in addition to any other remedies available at law or in equity, to enforce the provisions hereof, provided sufficient facts are shown to warrant such relief. In the event that any action is brought to enforce Paragraph 9 hereof, the prevailing party shall be entitled to recover its costs and attorneys fees in addition to any other relief granted.

     16. Severability. The provisions of this Agreement are severable. The invalidity of any provision shall not affect the validity of any other provision.

     17. Governing Law; Arbitration. This Agreement shall be construed and regulated in all respects under the laws of the State of New York without regard to its conflict of laws principles. Any dispute, controversy or questions arising under, out of, or relating to this Agreement of Employee's employment with the Company or termination thereof, shall be referred for arbitration in the State of New York to a single neutral arbitrator selected by the Employee and Company and this shall be the exclusive and sole means of resolving any such dispute. The arbitration proceeding shall be governed by the Employment Rules of the American Arbitration Association then in effect or such rules last in effect (in the event such Association is no longer in existence) but shall not be conducted under the auspices of the Association, and the decision of the arbitrator shall be governed by the rule of law. If the parties are unable to agree upon a neutral arbitrator within thirty (30) days after each party has given the other written notice of the desire to submit a dispute, controversy or question for decision as aforesaid, then either party may apply to the CPR of New York City for the appointment of a neutral arbitrator or, if the CPR is not then in existence or does not desire to act in the matter, either party may apply to the Presiding Judge of the appropriate court for the appointment of a neutral arbitrator to hear the parties and settle the dispute, controversy or question. Such right to submit a dispute, controversy or question arising hereunder to arbitration and the decision of the neutral arbitrator shall be final, conclusive and binding on all parties and interested persons and no action at law or in equity shall be instituted or, if instituted, further prosecuted by either party other than to enforce the award of the neutral arbitrator. The arbitrator shall take submissions and hear testimony, if necessary, and shall render a written decision as promptly as possible, The arbitrator may require any form of discovery (e.g., depositions) in making his decision. In

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                                       9


connection with any arbitration, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees in addition to other relief granted.

     IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.



DUALSTAR COMMUNICATIONS, INC.                EMPLOYEE:

By: /s/                                       /s/
   -----------------------------             ----------------------------------
   Name:  Jill Thoerle                       Name: Peter P. Sach
   Title: President and Chief
            Executive Officer